Exhibit 10.24#

                        SETTLEMENT AGREEMENT AND RELEASE
         This Settlement Agreement and Release (this "Agreement") is effective as of the 31st day of August, 2000 (the "Effective Date"), between Dean Constantine ("Constantine"), Zevex, Inc., a Delaware corporation ("Zevex"), Zevex International, Inc., a Delaware corporation ("Zevex International"), JTech Medical Industries, Inc., a Utah corporation ("JTech"), and Aborn Electronics, Inc., a California corporation ("Aborn"), who shall be referred to as the "Parties", or individually as a "Party".

                                   DEFINITIONS

         1.    The term "Signing Date" shall mean November 10, 2000.

         2     The  term  "Constantine" shall  mean  Constantine and  his heirs, assigns, and legal representatives.

         3. The phrase "Zevex Parties" shall mean Zevex, Zevex International, JTech, and Aborn.

         4. The phrase "Zevex Released Parties" shall mean the Zevex Parties, as well as any and all business units, committees, groups, and their present or former parents, affiliates, subsidiaries, successors, predecessors, and assigns. It shall also include employees, agents, directors, owners, officers, and attorneys, each in their capacities as such.

         5. The "Constantine Released Claims" shall mean any type or manner of suits, claims, demands, allegations, charges, damages, or causes of action whatsoever in law or in equity under federal, state, municipal or local statute, law, ordinance, regulation, constitution, or common law, whether known or unknown, which Constantine has ever had or now has against the Zevex Released Parties. This includes but is not limited to any action for costs, interest or attorney's fees, which arise in whole or in part from Constantine's employment or any other relationships with any of the Zevex Released Parties, from the ending of those relationships, and from any other conduct by or dealings of any kind between Constantine and the Zevex Released Parties, which occurred prior to the Signing Date. This also includes but is not limited to any and all claims, rights, demands, allegations and causes of action for alleged wrongful discharge, breach of alleged employment contract, breach of the covenant of good faith and fair dealing, termination in violation of public policy, intentional or negligent infliction of emotional distress, fraud, misrepresentation, defamation, interference with prospective economic advantage, failure to pay wages due or other monies owed, failure to pay pension benefits, conversion, breach of duty, interference with existing economic relations, punitive damages, retaliation, discrimination on the basis of age in violation of the Age Discrimination and Employment Act of 1967, as amended ("ADEA"), harassment or discrimination on the basis of sex, race, color, citizenship, religion, age, national origin, or disability, or other protected classification under the federal, state, municipal or local laws of employment, including those arising under the common law, and any alleged violation of the Employee Retirement Income Security Act of 1974 ("ERISA"), the Fair Labor Standards Act ("FLSA"), the Occupational Safety and Health Act ("OSHA"), and any other law.

         6. The "Zevex Released Claims" shall mean any type or manner of suits, claims, demands, allegations, charges, damages, or causes of action whatsoever in law or in equity under federal, state, municipal or local statute, law, ordinance, regulation, constitution, or common law, whether known or unknown, which any of the Zevex Parties has ever had or now has against Constantine. This includes but is not limited to any action for costs, interest or attorney's fees, which arise in whole or in part from Constantine's employment or any other relationships with any of the Zevex Parties, from the ending of those relationships, and from any other conduct by or dealings of any kind between Constantine and the Zevex Parties, which occurred prior to the Signing Date. This also includes but is not limited to any and all claims, rights, demands, allegations and causes of action for alleged wrongful discharge, breach of alleged employment contract, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, fraud, misrepresentation, defamation, interference with prospective economic advantage, conversion, breach of duty, interference with existing economic relations, punitive damages, and any alleged violation of any other law. This does NOT include any right, claim, cause of action, injury or interest any of the Zevex Parties has ever had, now has, or may yet have against Constantine with respect to the Nondisclosure and Noncompetition Agreement, dated June 16, 1992 and signed by Constantine.
Furthermore, the Zevex Released Claims do not include any claim, cause of action, injury or interest any of the Zevex Parties has ever had, now has, or may yet have against Constantine with respect to the Zevex Inc. 401k Profit Sharing Plan.


                                    RECITALS

         A.    WHEREAS,  the  Parties  desire  to  settle  and  compromise   the
Constantine Released Claims and the Zevex Released Claims and to enter into this Agreement.


                                    COVENANTS

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants set forth in this Agreement, the Parties agree as follows:

         1. Constantine hereby resigns his employment with all Zevex Parties, and any and all positions he has with any of the Zevex Parties, including but not limited to any positions he may hold as an officer, director or board chair of any of the Zevex Parties, effective as of the Effective Date. Constantine also hereby resigns as trustee of the Zevex Inc. 401k Profit Sharing Plan and the Zevex International, Inc. Employee Stock Ownership Plan, effective as of the Effective Date.

         2. The Nondisclosure and Noncompetition Agreement, dated June 16, 1992, between Zevex and Constantine (the "Nondisclosure and Noncompetition Agreement") shall remain in full force and effect according to its terms, and shall not be affected in any way by this Agreement. The Zevex Parties represent and warrant that, as of the Effective Date, to their actual knowledge Constantine has not previously breached and is not currently breaching the Nondisclosure and Noncompetition Agreement. For purposes of this Agreement, the "actual knowledge" of the Zevex Parties means the conscious awareness of the directors and officers of each of the Zevex Parties without independent investigation.

         3. Zevex shall continue to pay Constantine his regula r monthly salary of Twelve Thousand Five Hundred Dollars ($12,500.00), less withholdings required by law (the "Salary Payments"), for the nine (9) months after the
Effective Date (i.e. for the months of September of 2000, October of 2000, November of 2000, December of 2000, January of 2001, February of 2001, March of 2001, April of 2001 and May of 2001, known as the "Salary Continuation Period"). Constantine shall not receive bonus or other incentive compensation for any period of employment before or after the Effective Date. Constantine shall receive the furnishings and the computer located in his office as of the Effective Date, which, within ten (10) days of the date this Agreement is signed, Zevex will deliver to Constantine at a location within Salt Lake County to be designated by Constantine. Constantine shall remain eligible to participate in the Zevex's health and dental insurance benefit programs at his cost as allowed by COBRA. Constantine shall not receive or be eligible to receive any other benefits after the Effective Date. Zevex will commence Salary Payments under this Agreement eight (8) days after the Signing Date and, at that time, will promptly pay any retroactive Salary

Payments for the months of September and October. Zevex will pay all other Salary Payments to Constantine in accordance with its regular payroll procedures and schedule.

         4. As of the Effective Date, Constantine has been granted options to purchase up to 112,400 shares of Zevex International common stock pursuant to four separate stock option grants, dated December 17, 1992, February 13, 1997, September 30, 1997, and January 8, 1999 (the "Stock Option Grants"). Of those 112,400 shares, 51,150 were vested prior to the Effective Date pursuant to the relevant terms of the respective Stock Option Grants (the "Vested Shares") and 61,250 remained unvested immediately prior to the Effective Date (the "Unvested Shares").

               (a) Notwithstanding anything to the contrary in the Company's stock plan or the Stock Option Grants, the Vested Shares will be exercisable until August 31, 2001 (the "Termination Date").

               (b)   The Unvested Shares will be treated as follows:

                     (i) As of the Effective Date, 17,500 of the 35,000 Unvested Shares that are subject to the Stock Option Grant of September 30, 1997 will vest (the "Additional Vested Shares"). These Additional Vested Shares will be exercisable until the Termination Date;

                     (ii) as of the Effective Date, all Unvested Shares other than the Additional Vested Shares will terminate and will no longer be exercisable by Constantine.

               (c) This Agreement will have no effect on the exercise price of the Vested Shares or the Additional Vested Shares as set forth in the applicable Stock Option Grants. Furthermore, other than as explicitly stated herein, this Agreement will have no effect on the Stock Option Grants and such grants will continue in full force and effect in accordance with their terms.

         5. Throughout the Salary Continuation Period, Constantine will not sell, grant any option to purchase, or otherwise dispose of, directly or indirectly, any shares of Zevex International common stock that are owned or beneficially owned by Constantine, except that such restriction will not apply to any transfer or sale by Constantine of up to 8000 shares of Zevex International common stock during any calendar month of the Salary Continuation Period. Constantine will not pledge any shares of Zevex International common stock during the Salary Continuation Period without first obtaining the agreement of the pledgee that such pledgee will abide by the restrictions set forth in this paragraph 5.

         6. As reasonably requested by Zevex from time-to-time during the period from the Effective Date through December 31, 2000, Constantine shall consult with Zevex concerning its affairs and business. Constantine shall be compensated at the rate of $150/hour for such work.

         7. The consideration provided by Zevex to Constantine is attributable to all of the Constantine Released Claims, including attorney's fees, costs, interest and all other expenses which may have been incurred. Constantine acknowledges that these actions of Zevex constitute consideration for this Agreement in addition to anything he is entitled to receive from Zevex. Constantine understands and agrees that he would not receive the consideration or money specified herein except for his execution of this Agreement and the fulfillment of the promises contained herein. The Zevex Parties make no representations whatsoever to Constantine concerning the taxable status of the consideration provided by this Agreement. Constantine assumes full and sole responsibility for any tax consequences related to the settlement consideration. Constantine understands and agrees to indemnify and hold harmless the Zevex Parties from any taxes, assessments, penalties or interest payments that they may incur at any time by reason of demand, suit or proceeding brought against them for any taxes or assessments arising out of the payment of the settlement consideration. Constantine acknowledges he has been fully compensated by the terms of this Agreement for releasing the Constantine Released Claims.

         8. Constantine hereby waives, releases, remises and discharges each and every one of the Zevex Released Parties from liability with respect to the Constantine Released Claims. Constantine acknowledges that he understands he is prohibited from any further relief on the Constantine Released Claims. Constantine hereby promises and covenants never to institute any suit or action at law or in equity against the Zevex Released Parties regarding or relating to the Constantine Released Claims. Specifically and without limitation, Constantine understands and agrees that he is waiving and forever discharging the Zevex Released Parties from any and all claims, causes of action or complaints he may have or have ever had, which have or may have arisen prior to the Signing Date.

         9. Constantine shall not pursue, or authorize anyone on his behalf to pursue, the Constantine Released Claims in any way in any court. Constantine represents that he has not filed and there is not pending with any governmental agency or any state or federal court, any other claims, complaints, charges, or lawsuits of any kind against the Zevex Released Parties. Constantine agrees that he will not make any filings with any court at any time hereafter for any matter, claim or incident, known or unknown, which occurred or arose out of occurrences on or prior to the Signing Date; provided, however, this shall not limit the Parties from filing a lawsuit for the sole purpose of enforcing their rights under this Agreement. Each of the Parties shall bear their own costs and attorneys' fees in this dispute.

         10. Constantine represents and warrants that he is the sole owner of the Constantine Released Claims, that the Constantine Released Claims have not been assigned, transferred, or disposed of in fact, by operation of law or in any manner whatsoever, and that he has the full right and power to grant, execute and deliver the full and complete releases, undertakings, and agreements herein contained.

         11. The Zevex Parties, intending to bind themselves and their directors and officers (in their capacity as such), hereby waive, release, remise and discharge Constantine from liability with respect to the Zevex Released Claims.

         12. The Zevex Parties acknowledge that they understand that they are prohibited from any further relief on the Zevex Released Claims. The Zevex Parties hereby promise and covenant never to institute any suit or action at law or in equity against Constantine regarding or relating to the Zevex Released Claims. Specifically and without limitation, the Zevex Parties understand and agree that they are waiving and forever discharging Constantine from any and all claims, causes of action or complaints they may have or have ever had, which have or may have arisen prior to the Signing Date, other than those explicitly excepted from the definition of the Zevex Released Claims. The Zevex Parties shall not pursue, or authorize anyone on their behalf to pursue, the Zevex Released Claims in any way in any court. The Zevex Parties represent that they have not filed and there is not pending with any governmental agency or any state or federal court, any other claims, complaints, charges, or lawsuits of any kind against Constantine. The Zevex Parties agree that they will not make any filings with any court at any time hereafter for any matter, claim or incident, known or unknown, which occurred or arose out of occurrences on or prior to the Signing date, with the exception of any claim or cause of action relating to or arising from any breach or alleged breach by Constantine of the Nondisclosure and Noncompetition Agreement; provided, however, this shall not limit the Parties from filing a lawsuit for the sole purpose of enforcing their rights under this Agreement. Each of the Parties shall bear their own costs and attorneys' fees in this dispute.

         13. The Zevex Parties represent and warrant that they are the sole owners of the Zevex Released Claims, that the Zevex Released Claims have not been assigned, transferred, or disposed of in fact, by operation of law or in any manner whatsoever, and that each of them has the full right and power to grant, execute and deliver the full and complete releases, undertakings, and agreements herein contained.

         14. The Parties agree that the terms of this Agreement shall be and remain confidential. Each Party acknowledges that this confidentiality provision is an essential element of the consideration it provides to the other Party for entering into this Agreement. Therefore, each Party agrees not to discuss or describe any information concerning the circumstances of the ending of Constantine's employment with the Zevex Parties or the terms of this Agreement to anyone, except as required by law or permitted herein. This paragraph shall not apply to any action by the Parties to enforce this Agreement. If any provision of this paragraph is breached, the Parties shall be entitled to such legal or equitable relief as may be available by law.

         15. This Agreement is entered into by the Parties solely to avoid the expenses associated with litigation and does not constitute and shall not be construed as an admission by any Party of any breach of any alleged agreements or duties, or of any wrongdoing toward any other Party or any other person, including any alleged breach of contract or violation of any federal, state, or local law, regulation, or ordinance. Each Party specifically disclaims any liability to any other Party for wrongdoing of any kind.

         16. The Parties agree that this Agreement may be used in evidence in a subsequent proceeding in which any of the Parties alleges a breach of this Agreement.

         17. The Parties affirm that they are not relying on any representations or statements made by any other Party which is not specifically included in this Agreement. Each Party acknowledges it has been informed in writing by this Agreement that it has the right to consult with legal counsel regarding this release and confirms that it has consulted with counsel to the extent it desires concerning the meaning and consequences of this Agreement.

         18. This Agreement constitutes the entire agreement between the Parties with relation to the subject matter hereof. Any prior negotiations or correspondence relating to the subject matter hereof shall be deemed to have merged into this Agreement and to the extent inconsistent herewith shall be deemed to be of no force or effect. The Parties agree and acknowledge that the execution, delivery and performance of this Agreement will have no effect on (1) the respective rights, liabilities, and obligations of the parties under the Zevex, Inc. 401k Profit Sharing Plan (the "Plan") or any documents related thereto, including, without limitation, those evidencing or pertaining to Constantine's existing loan from the Plan, or (2) Constantine's rights to accrued benefits and the Zevex Parties' obligations to provide those accrued benefits under the Zevex International, Inc. Employee Stock Ownership Plan.

         19. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of such counterparts shall constitute one and the same instrument.

         20. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Utah, and/or when applicable, of the United States. By entering into this Agreement, the Parties submit themselves and their principals individually to personal jurisdiction in the courts in the State of Utah and agree that Utah is the only appropriate venue for any action brought to interpret or enforce any provision of this Agreement, or which may otherwise arise under or relate to the subject matter of this Agreement.

         21. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other parts and/or paragraphs shall remain fully valid and enforceable. Should any provisions of this Agreement be determined by any court or administrative body to be invalid, the validity of the remaining provisions is not affected thereby and the invalidated part shall be deemed not a part of this

Agreement. Any court or administrative body shall construe and interpret this Agreement as enforceable to the full extent available under applicable law. This Agreement shall survive the termination of any arrangements contained in it.

         22. Each Party acknowledges and understands this is a legal contract and that it signs this Agreement knowingly, freely and voluntarily and has not been threatened, coerced or intimidated into making the same. Each Party acknowledges that it has had ample and reasonable time to consider this Agreement and the effects and import of it and that it has fully dwelt on it in its mind and has had such counsel and advice, legal or otherwise, as it desires in order to make this Agreement. EACH PARTY, BY SIGNING THIS AGREEMENT, ACKNOWLEDGES IT CONTAINS A RELEASE OF KNOWN AND UNKNOWN CLAIMS. Each Party has read and fully considered this Agreement and understands and desires to enter into it at this time. The terms of this Agreement were derived through mutual compromise and are fully understood. Constantine acknowledges that he has been offered at least twenty one (21) days to consider the impact of this Agreement and its release of his rights to bring suit against the Zevex Parties and after due consideration has decided to enter into this Agreement at this time. Constantine further understands that he may revoke this Agreement for a period of up to seven (7) days following signature and execution of the same. This Agreement shall not become effective or enforceable until the revocation period has expired. Any revocation within this period must be signed and submitted in writing to the undersigned representative of Zevex and must state, "I hereby revoke my acceptance of the Agreement." Constantine understands that if he revokes this Agreement, he is not entitled to receive the consideration provided by this Agreement.

                     [SIGNATURES ARE ON THE FOLLOWING PAGE.]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of this 10th day of November, 2000.



                                     -------------------------------------------
                                     Dean Constantine


                                     ZEVEX, INC.


                                     By:
                                         ---------------------------------------
                                     Its:
                                         ---------------------------------------


                                     ZEVEX INTERNATIONAL, INC.


                                     By:
                                         ---------------------------------------
                                     Its:
                                         ---------------------------------------


                                     JTECH MEDICAL INDUSTRIES, INC.


                                     By:
                                         ---------------------------------------
                                     Its:
                                         ---------------------------------------


                                     ABORN ELECTRONICS, INC.


                                     By:
                                         ---------------------------------------
                                     Its:
                                         ---------------------------------------